                                                                   EXHIBIT 10.46

                                January 8, 1997



VIA FACSIMILE (972/323-1589)
CellStar, Ltd.
1730 Briercroft Court
Carrollton, TX  75006
Attn:  Elaine Rodriguez, Vice President

     Re: Amendment to Section 13(d) of the Supply and Service Agreement entered into between CellStar and MCI (the "Distribution Agreement")
          -------------------------------------------------------------

Dear Elaine:

This letter shall serve to amend Section 13(d) of the Distribution Agreement and all defined terms used in this letter shall be the same as the defined terms used in the Distribution Agreement.

The parties agree that the requirement of Section 13(d) to return such Products within forty-five (45) days of the Effective Date is hereby amended to require that the Products be shipped within forty-five (45) days of the Effective Date. CellStar and MCI also hereby agree that (i) all such remaining return Products will be shipped on Friday, January 10, 1997 via ground transportation regardless of whether or not return authorizations for those Products have been processed by CellStar as of that date; and (ii) MCI will be entitled to receive a credit for such Products in accordance with Section 13 (d) of the Distribution Agreement as amended by this letter.

Please sign and date a copy of this letter indicating your agreement and send to MCI/Law and Public Policy via facsimile (703/415-7102) by no later than Thursday, January 9, 1997 at 12 noon EST. Thank you.

                                        Sincerely,



                                        /s/ Victoria Harker



                                        Victoria Harker
                                        Vice President Mass Markets Finance


 AGREED:


/s/ Elaine Flud Rodriguez
---------------------------------
Elaine Rodriguez

cc:  Lanese Jorgensen, Esq.
     Michael Chase
     Claire Shields
     Michael McCarthy, Esq.